Exhibit 99.4

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. BAXALTA INCORPORATED 1200 LAKESIDE DRIVE BANNOCKBURN, IL 60015 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKSBELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. 1. Adoption of the Merger Agreement. Proposal to adopt the Agreement and Plan of Merger, dated as of January 11, 2016, by and among Baxalta Incorporated, Shire plc and BearTracks, Inc. For Against Abstain 2. Advisory Vote on Merger-Related Compensation for Baxalta's Named Executive Officers. Proposal to approve, on a non-binding advisory basis, compensation that may be paid or become payable to Baxalta's named executive officers that is based on or otherwise relates to the merger. 3. Adjournment of the Special Meeting of Baxalta. Proposal to approve any motion to adjourn the special meeting, or any adjournments thereof, to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Yes No Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0000287982_1 Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Meeting, Proxy Statement, and Form Proxy Card are available at www.proxyvote.com . BAXALTA INCORPORATED Special Meeting of Stockholders May 27, 2016 7:00 a.m. Central Time This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Robert J. Hombach, Peter G. Edwards and Stephanie D. Miller, and each of them, as proxy holders with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned in Baxalta Incorporated at the Special Meeting of Stockholders to be held on May 27, 2016, and at any adjournment thereof, upon all subjects that may properly come before the meeting, subject to any directions indicated on this card. This proxy card will serve as confidential voting instructions to the plan trustee for any shares held for the undersigned in the Incentive Investment Plan or Puerto Rico Savings and Investment Plan. The trustee will vote the shares credited to you as you direct, except as may be required by the Employee Retirement Income Security Act (ERISA). Shares for which the trustee has not received timely instructions shall be voted by the trustee in its discretion. To allow sufficient time for voting by the trustee of the Plans, your instructions must be received by 11:59 p.m., Eastern Daylight Saving Time, on May 25, 2016. If no directions are given, this proxy will be voted by the proxy holders FOR proposals 1, 2, and 3 (or by the plan trustee in its discretion). In their discretion, the above-named proxy holders are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof. This proxy revokes any prior proxy given by the undersigned. The undersigned acknowledges receipt with this proxy of a copy of the proxy statement dated 2016, describing more fully the proposals set forth herein. Continued and to be signed on reverse side 0000287982_2